Exhibit 10.1



                               UNOCAL CORPORATION
                    2004 DIRECTORS' DEFERRED COMPENSATION AND
                        RESTRICTED STOCK UNIT AWARD PLAN
             (As Amended and Restated Effective as of May 23, 2005)

1.   General Description.

     The Plan provides for annual grants of restricted stock units to non-employee directors. Non-employee directors may also elect to defer all or a portion of their annual cash compensation into stock units subject to certain conditions.

     The purpose of the Plan is to attract, motivate and retain experienced and knowledgeable directors by offering additional stock based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company.

2.   Definitions.

The following definitions shall be applicable throughout the Plan:

         "Board" means the Board of Directors of the Company.

         "Change in Control" means the occurrence of any of the following:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
                  (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction which satisfied conditions
                  (i), (ii) and (iii) of clause (c) below.

                  (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, except that, any such individual whose

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                  initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board; or

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination, including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "Resulting Entity") in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any Resulting Entity from such Business Combination or any employee benefit plan (or related trust) of the Company or such Resulting Entity from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership level existed (with respect to the Company or Resulting Entity) prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Resulting Entity from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a Business Combination.

         Notwithstanding the foregoing, the Board may deem "consummation of" an event to include a period of time immediately prior to or contemporaneous with the event to enable the Participant to realize the benefits of the Stock Units with respect to the underlying shares in the same manner as available to common stockholders generally as a result of the event, but subject to the occurrence of a Change in Control. For purposes of clause (c), "entity" means any corporation, limited liability company, partnership or any other statutorily recognized business organization or entity that is similar to a statutory corporation and that can be merged into or combined with a statutory corporation.

         "Code" means the Internal Revenue Code of 1986, as amended.

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         "Committee" means the Board Governance Committee or any other committee appointed by the Board to administer the Plan, which committee shall be comprised only of two or more "non-employee directors" (within the meaning of Rule 16b-3).

         "Company" means Unocal Corporation and, if it should cease to exist as a public company, thereafter (on prospective basis) its successors.

         "Deferral Units" means Stock Units credited pursuant to Section 6 with respect to 120% of the actual amount of compensation deferred by the Eligible Director and any dividend equivalent Stock Units credited thereon pursuant to Section 7.

         "Disability" means a "total and permanent disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or mental or physical conditions that render materially more burdensome or impossible the director's continued service as the Committee by resolution may recognize.

         "Effective Date" means the date on which the stockholders of the Company approve the Plan.

         "Eligible Director" means any member of the Board who is not an employee of the Company or a Subsidiary.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means the closing price of the Stock as reported on the New York Stock Exchange - Composite Transactions Summary or any successor principal market for the Stock on the applicable date.

         "Former Plan" means the Company's 2001 Directors' Deferred Compensation and Stock Award Plan, as amended.

         "Participant" means each person who has been granted a Restricted Stock Unit award or who has deferred all or a portion of his or her cash compensation into Deferral Units, and each participant in the Former Plan for whom a Stock Unit Account has been established under this Plan.

         "Plan" means the Unocal Corporation 2004 Directors' Deferred Compensation and Restricted Stock Unit Award Plan, as set forth herein and as it may be amended from time to time.

         "Restricted Stock Units" or "RSUs" means an award of Stock Units credited pursuant to Section 5 and any dividend equivalent Stock Units credited thereon pursuant to Section 7, which Stock Units are subject to vesting and other restrictions as set forth herein.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stock" means shares of common stock, par value $1.00 per share, of the Company, including any rights attendant thereto upon issuance of the shares, together with any

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         restrictions, limitations or conditions of and to such rights, under the Rights Agreement dated as of January 5, 2000 between the Company and Mellon Investor Services, L.L.C. (as Rights Agent) as it may be amended from time to time and such other stock or other securities or property into which the Stock (or such rights) may be converted or for which it is exchanged or substituted, and any credits thereon, pursuant to Section 11.

         "Stock Unit" means a non-voting unit of measurement that is (a) deemed for bookkeeping purposes to be equivalent to one outstanding share of Stock solely for purposes of determining benefits under the Plan, (b) credited to a Participant's Stock Unit Account pursuant to the grant of Restricted Stock Units under Section 5, an election to defer cash compensation under Section 6, or in respect of dividend equivalents under Section 7, and (c) payable solely in a share of Stock, on a one-for-one basis, and shall include Stock Units transferred to Stock Unit Accounts from the Former Plan as provided in Section 14.

         "Stock Unit Account" means the bookkeeping account maintained by the Company for each Eligible Director that is credited with Stock Units in accordance with the Plan, and includes, to the extent applicable, any Stock Unit Subaccount.

         "Stock Unit Subaccount" means a subaccount of an Eligible Director's Stock Unit Account established to separately account for Stock Units that are subject to different vesting restrictions, different distribution elections or established for different deferral periods.

         "Subsidiary" means any entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         "Unforeseeable Emergency" means a severe financial hardship to the Eligible Director resulting from a sudden and unexpected illness or accident of the Eligible Director or a dependent of the Eligible Director, loss to the Eligible Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Director. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case.

3.   Effective Date; Duration.

     The effective date of the Plan is the date on which the stockholders of the Company approve the Plan. No awards may be granted under the Plan after June 1, 2009. The Plan shall continue in effect until all matters relating to Stock Units and the accrual and distribution in respect of compensation deferred on or prior to that date and the administration of the Plan have been completed and all payments of such compensation have been made.

4.   Administration.

     The Plan shall be administered by the Committee. The acts of a majority of the members present at any meeting at which a quorum is present and the acts unanimously approved in writing or by electronic transmission by the Committee shall be deemed the acts of the Committee.

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     The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules, regulations and forms and agreements and to make all such determinations relating to the Plan as it may deem necessary or advisable in the administration of the Plan. The Committee shall also have the authority, subject to the provisions of the Plan, to delegate ministerial, day-to-day administrative details and non-discretionary duties and functions to officers and employees of the Company. The Committee's interpretation of the Plan or any awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

5.   Restricted Stock Units.

     (a) Initial Awards. Any person who first becomes an Eligible Director on or after January 1, 2004 shall be granted without further action by the Committee a number of Restricted Stock Units with a total value of $82,500. As to any person who first becomes an Eligible Director on or before the 2004 annual meeting of stockholders, the date of grant of such Initial Award shall be the first day of the month immediately following such annual meeting, and as to any person who subsequently becomes an Eligible Director, the date of grant of such Initial Award shall be the date the person takes office. The number of Restricted Stock Units included in each such award shall be determined by dividing $82,500 by the Fair Market Value of the Stock on the date of grant. The Company shall credit to the Eligible Director's Stock Unit Account the number of whole and fractional RSUs so determined. Notwithstanding the foregoing, the Board may, from time to time, in its sole discretion, adjust (upward or downward) the nominal dollar value of such initial awards; provided however that the Board may not increase the nominal dollar value of an initial award under this Section 5(a) to more than $165,000 in the aggregate during the term of the Plan.

     (b) Annual Awards. On the first day of the month immediately following the annual meeting of stockholders in 2004, and on June 1 in each calendar year thereafter, each Eligible Director then in office shall be granted without further action by the Committee a number of Restricted Stock Units with a total value of $70,000. The number of Restricted Stock Units included in each such award shall be determined by dividing $70,000 by the Fair Market Value of the Stock on the date of grant. The Company shall credit to the Eligible Director's Stock Unit Account the number of whole and fractional RSUs so determined. Notwithstanding the foregoing, the Board may, from time to time, in its sole discretion, adjust (upward or downward) the nominal dollar value of such annual awards; provided, however that the Board may not increase the nominal value of an annual award under this Section 5(b) to more than $140,000 in the aggregate during the term of the Plan.

     (c) Maximum Number of Shares; Individual Award Limits. Annual grants that would otherwise exceed the maximum number of shares allotted for issuance under the Plan contained in Section 9(a) shall be prorated within such limitation pursuant to Section 9(b). An Eligible Director shall not receive more than one Restricted Stock Unit award under this Section 5 in any calendar year. Commencing in 2005, if an Eligible Director is first eligible for a Restricted Stock Unit award under the Plan on June 1 of a year, the number of shares subject to the Restricted Stock Unit award will be determined under clause (a) above.

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     (d) Vesting Period.  For each initial  Restricted  Stock Unit award granted under Section 5(a), 33 1/3% of the RSUs subject to the award shall vest and become nonforfeitable on each of the first three (3) anniversaries of the date of grant. For each annual Restricted Stock Unit award granted under Section
5(b), 33 1/3% of the RSUs subject to the award shall vest and become nonforfeitable on each of the first three (3) annual meetings of stockholders following the date of grant. Notwithstanding the foregoing, the Board may modify the vesting schedule for any RSU award, provided that the Board modifies the schedule in advance of the grant of the award and the modified vesting schedule results in vesting in any year of no less than 20% and no more than 50% of the award.

     (e) Acceleration of Vesting. Notwithstanding Section 5(d), each Restricted Stock Unit award shall become immediately vested and non-forfeitable upon the occurrence of any of the following events:

          (1) a Participant's service as a director is terminated due to death or Disability,

          (2)  a Change in Control,

          (3) a Participant retires from service either (A) at the end of the Participant's then current term and after completing five full years of service if the Participant is ineligible to stand for reelection under the Company's director retirement policy or (B) under the Company's director retirement policy on the date of the Annual Meeting of Stockholders immediately following his or her 72nd birthday and after completing five full years of service, or

          (4) a Participant accepts a public interest position (e.g., community service, philanthropic endeavors, a position with a 501(c)(3) or
               (c)(4) organization, or government service), provided such acceleration does not adversely affect the Participant's ability to serve in such position.

     (f) Distribution Elections. Subject to Section 8, Participants may elect the time of payment of the RSUs awarded under this Section 5. For a distribution election to be effective, any such election must be received by the Company no later than the applicable deadline for each RSU award, which (1) with respect to RSUs granted in 2004, shall be no later than 30 days after the Effective Date and (2) with respect to RSUs granted in subsequent calendar years, shall be no later than the immediately preceding December 31 for each calendar year.
Notwithstanding the preceding sentence, a person who first becomes an Eligible Director during a calendar year may make a distribution election with respect to the initial RSU award granted pursuant to Section 5(a), provided that the election is received by the Company within the 30-day period following the date that the person first becomes an Eligible Director. An Eligible Director shall be permitted to make a different distribution election with respect to each RSU award. For each Eligible Director who makes one or more distribution elections, his or her Stock Unit Account shall be divided into two or more Stock Unit Subaccounts as necessary or advisable to separately account for RSUs awards that vest or are payable at different times.

6.   Deferral Units.

     (a) Deferral of Regular Cash Compensation Into Deferral Units.

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     Each Eligible Director may also elect annually to defer all or part of his or her cash compensation, in increments of no less than 10%, payable for services rendered as a director, into Deferral Units. An Eligible Director's election to defer cash compensation shall be irrevocable, except as expressly provided in the Plan, and shall be effective for compensation earned for services as a director of the Company for the calendar year with respect to which the deferral election is made. The amount of compensation earned by an Eligible Director under the Plan in any month shall be increased by 20% (as so increased, the "Adjusted Deferral Amount") for purposes of determining the number of Deferral Units to be credited to such Eligible Director. An Eligible Director's deferral election shall be made pursuant to the election procedures in Section 6(c).

     At the end of each quarter, the number of Deferral Units to be credited to an Eligible Director's Stock Unit Account with respect to deferrals under this Section 6 shall be the Eligible Director's Adjusted Deferral Amount for that quarter divided by the average of the Fair Market Values of the Stock over the quarter.

     (b) Vesting of Deferral Units. Deferral Units shall be fully vested and non-forfeitable at all times.

     (c) Deferral Elections.

          (1) For a deferral election to be effective, any such election must be received by the Company no later than the applicable deadline for the period to which the deferral relates (but, in any event, no later than the immediately preceding December 31 for each calendar year). Notwithstanding the preceding sentence, a person who first becomes an Eligible Director during a calendar year may make a deferral election with respect to the compensation payable through the end of that calendar year, provided that
     (a) the election is received by the Company within the 30-day period following the date that the person first becomes an Eligible Director, and
     (b) the election applies only to compensation earned for services as a Board member after the date the election is received by the Company. As provided in Section 14, with respect to compensation earned or to be earned in calendar year 2004, any deferral election made by an Eligible Director under the Former Plan with respect to such 2004 compensation shall be effective for the deferral of such 2004 compensation under this Plan.

          (2) An Eligible Director shall be permitted to make a different election with respect to each annual deferral period and as to the time in which his or her benefits shall be distributed. For each Eligible Director who makes one or more distribution elections, his or her Stock Unit Account shall be divided into two or more Stock Unit Subaccounts as necessary or advisable to separately account for deferrals which are payable at different times.

7.   Dividend Equivalent Units.

     (a) As of the end of each quarter in which a dividend is paid on Stock, additional Stock Units (or portions thereof) will be credited to the Eligible Director's Stock Unit Subaccounts. The number of Stock Units so credited shall equal the cash dividend (or declared

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value of any other dividend) per share multiplied by the number of Stock Units in the Eligible Director's Stock Unit Subaccounts as of the end of the immediately preceding quarter divided by the average of the Fair Market Values of a share of Stock over the quarter then ending. Dividend equivalent Stock Units credited in respect of RSU awards shall be vested to the same extent as the RSU awards to which they relate.

     (b) If a Stock Unit distribution event occurs after a dividend record date and after the dividend payment date but before the dividend equivalent crediting date set forth in Section 7(a), then the crediting of dividend equivalent rights, with respect to such dividend and such distributed shares, will be settled in cash, in lieu of additional Stock Units, as soon as practicable following such Stock Unit distribution based on the total number of shares distributed. Notwithstanding the foregoing, if a Stock Unit distribution event occurs after a dividend record date but before a dividend payment date, the crediting of dividend equivalent rights, with respect to such distributed shares, will be settled in cash, in lieu of additional Stock Units, on the dividend payment date based on the total number of shares distributed.

     (c) Stock Units credited in respect of dividend equivalents shall be paid in Stock (except as provided in Section 7(b) and Section 9(b)) at the same time and the same manner as the vested Stock Units to which they relate.

8.   Restrictions, Distributions and Changes to Distributions; Payment of Units.

     (a) Time and Manner of Distribution. Unless a Participant elects otherwise, distribution with respect to vested Stock Units will be made in a lump sum as soon as administratively practicable following the earlier to occur of a termination of the Participant's service as a director of the Company or a Change in Control. However, a Participant may elect that the distribution be made (1) on a termination of service as a director, (2) on an alternative date,
(3) on the earlier of termination of service or an alternative date or (2) on the later of termination of service or an alternative date. The Participant may also elect whether or not a Change in Control will accelerate distribution. In the case of a Restricted Stock Unit award, the earliest alternative distribution date that a Participant may elect is the later of the date of full vesting of the award or three years after the date of the grant of the award, and the latest alternative distribution date that a Participant may elect is 15 years after the date of the grant of the award. In the case of Deferral Units, the earliest alternative distribution date that a Participant may elect is three years after the calendar year for which the Participant's compensation was deferred into such Deferral Units, and the latest date alternative distribution date that a Participant may elect is 15 years after the calendar year for which the compensation was deferred into such Deferral Units. Any election under this
Section 8(a) must be made by the Participant in writing on forms provided by the Company at the time of making the distribution election under Section 5(f) or the deferral election under Section 6(c), whichever is applicable.

     Notwithstanding any contrary elections or other terms of the Plan, a Participant shall receive an immediate crediting and distribution of vested Stock Units (which includes any Stock Units that become vested pursuant to Section 5(e)(4)) under the Plan if a Participant accepts a public interest position (e.g., community service, philanthropic endeavors, a position with a 501(c)(3) or (c)(4) organization, or government service), provided such acceleration does not adversely affect the Participant's ability to serve in such position.

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     (b)  Change in Time of  Distribution.  An  Eligible  Director  may elect to further defer the commencement of any distribution to be made with respect to Stock Units benefits payable under the Plan by filing a new written election in a form and manner approved by the Committee; provided, however, that (A) no such new election shall be effective until 12 months after such election is filed,
(B) no such new election shall be effective with respect to any Stock Units after the distribution of benefits with respect to the applicable Stock Units subaccount shall have commenced, and (C) no more than two new elections with respect to any annual deferral period or single RSU award shall be recognized as to any Participant. In addition, to the extent necessary to preserve the benefits of the exemptive rules under Section 16 of the Exchange Act, any such new election shall be subject to prior approval of the Board or the Committee.

     (c) Early Distributions. Participant shall be permitted to elect to withdraw (subject to Committee approval to the extent required to avoid any matchable event under Section 16(b) of the Exchange Act) not less than 50% of the vested portion of his or her Stock Unit Account, reduced by the withdrawal penalty described below, prior to the applicable payment date(s) ("Early Distributions"), subject to the following restrictions:

          (1) The election to take an Early Distribution shall be made in writing on a form provided by and filed with the Committee;

          (2) The amount of the Early Distribution shall equal 90% of the amount the Eligible Director has elected to withdraw;

          (3) The remaining 10% of the amount the Eligible Director has elected to withdraw shall be permanently surrendered, and the Eligible Director or his or her Beneficiary shall have no rights with respect to such surrendered amounts; and

          (4) Unless the Committee otherwise provides, no more than two early distribution elections shall be recognized as to any Participant.

The Eligible Director's remaining Stock Units in the Stock Unit Account shall continue to be credited with Dividend Equivalents in accordance with Section 7.

     (d) Distributions for Unforeseeable Emergencies. A Participant may request a distribution of the vested portion of Participant's Stock Units for an Unforeseeable Emergency (without penalty or surrender of rights). Any distribution for an Unforeseeable Emergency shall be subject to approval by the Committee in its sole discretion and may be made only to the extent necessary to satisfy the hardship.

     The Committee may treat a distribution as necessary for an Unforeseeable Emergency if it relies on the Eligible Director's written representation, without actual knowledge to the contrary, that the hardship cannot reasonably be relieved through timely reimbursement or compensation by insurance or otherwise, or by liquidation of the Eligible Director's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

     (e) Payment of Units. Upon a distribution event, the Company shall, subject to Section 9(b) hereunder, deliver a number of shares of Stock equal to the number of vested Stock Units (as adjusted pursuant to Section 8(c)(3) if applicable) to which the Participant is then

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entitled (whether upon his or her previously elected distribution date, determination of Unforeseeable Emergency or voluntary withdrawal under
Section 8(c)(3)) under the terms of the Plan.

     (f) Forfeiture of Unvested Units. To the extent any portion or a Participant's RSUs have not become vested upon the date the Participant's services as a director terminate, such RSUs shall be forfeited and the award shall automatically be terminated without payment of consideration by the Company.

9.   Shares Subject To The Plan; Share Limits.

     (a) Shares Available for Issuance. Subject to adjustment under Section 11, the aggregate number of shares of Stock that may be issued or delivered under the Plan shall not exceed 500,000 shares. Stock delivered by the Company under the Plan shall be shares of authorized and unissued shares of Stock and/or previously issued Stock held as treasury shares and shall be fully paid and non-assessable when issued. Shares issuable on payment of Stock Units shall be reserved for issue, and to the extent that awards terminate without payment in shares, the shares will be available for subsequent awards or accretions of dividend equivalents.

     (b) Share Limits; Cut Backs. If any award or crediting of Stock Units would cause the sum of the shares of Stock previously issued and shares issuable under outstanding awards under the Plan to exceed the maximum number of shares authorized under the Plan, the Company shall prorate among the Eligible
Directors the award of Restricted Stock Units and allocate the number of remaining shares available for issuance first to the award of Restricted Stock Units and second toward the crediting of Deferral Units. If and for so long as no available share authorization remains, no additional Stock Units will be credited, cash shall be paid in lieu of dividend equivalents under Section 7 for such duration and any contrary or inconsistent elections shall be deemed revised or rescinded accordingly.

     (c) Fractional Shares; Minimum Issue. Fractional share interests may be accumulated but shall not be issued. Cash will be paid or transferred in lieu of any fractional share interests that remain upon a final distribution under the Plan.

10.  General.

     (a) Government and Other Regulations. The obligation of the Company to credit Stock Units, issue or deliver Stock or otherwise make payments under the Plan are subject to compliance with all applicable laws, rules, and regulations (including, without limitation, federal and state securities laws), and to such approvals by any listing, agency, or regulatory or governmental authorities as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company shall be under no obligation to register under the Securities Act any of the securities issued or delivered under the Plan. Any securities issued or delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company, as the Company may deem necessary or advisable to assure compliance with all applicable legal requirements.

     (b) Tax Withholding. The Company shall have the right to deduct from all cash payments any federal, state or local taxes as required by laws to be withheld with respect to such cash payments and, with respect to the delivery of Stock, the Company has the right to require the person receiving such Stock to pay to the Company the amount of any such taxes which the Company is required to withhold. The Company may, in lieu of requiring cash payment of any such taxes, elect to withhold from Stock payments a number of whole shares of Stock whose value is at least equal to the amount of such taxes. Valuation for this purpose shall be the Fair Market Value on the date of distribution.

     (c)  Beneficiaries.

          (1) Beneficiary Designation. Upon and subject to the terms of forms provided by the Company each Eligible Director may designate in writing the Beneficiary or Beneficiaries (as defined in Section 10(c)(2)) whom such Eligible Director desires to receive any amounts payable under the Plan after his or her death. Beneficiary designation forms shall be effective on the date that the form is received by the Corporate Secretary. An Eligible Director may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Corporate Secretary. However, if a married Eligible Director wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse. The Eligible Director may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall not be necessary if it is established that the required consent cannot be obtained because the spouse cannot be located or because of other circumstances prescribed by the Committee. The Company and the Committee may rely on the Eligible Director's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of the Plan.

          (2) Definition of Beneficiary. An Eligible Director's "Beneficiary" or "Beneficiaries" shall be the person, persons, trust or trusts so designated by the Eligible Director or, in the absence of such designation, entitled by will or the laws of descent and distribution to receive the Eligible Director's benefits under the Plan in the event of the Eligible Director's death, and shall mean the Eligible Director's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

     (d) Non-transferability. Except as provided in Section 10(c), a Participant's rights and interests under the Plan in respect of Stock Units, including amounts payable or Stock deliverable under or in respect thereof, may not be assigned, pledged, or transferred.

     (e) Expenses. The expenses of administering the Plan shall be borne by the Company.

     (f) Titles and headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     (g) Governing Law. The validity of the Plan or any of its provisions and any agreements entered into under the Plan shall be construed, administered and governed in all respects under the laws of the State of Delaware. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     (h) Limitation on Participants' Rights; Unfunded Plan. Participation in the Plan shall not give any person the right to continue to serve as a member of the Board or any rights or interests other than as expressly provided herein. No Participant shall have any right to any payment or benefit hereunder except to the extent provided herein. The Plan shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust or fiduciary relationship between the Company, the Board, the Committee, and any Participant or other person. Participants and their Beneficiaries shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. Notwithstanding the foregoing provisions of this Section 10(h), nothing herein shall prohibit the Company from establishing and funding a "rabbi trust" with respect to one or more Participant's deferred compensation distributions pursuant to the Plan.

     (i) Rights with Respect to Stock Units. A Participant's Stock Unit Account shall be a memorandum account on the books of the Company. The Stock Units credited to such account shall be used solely as a device to determine the number of shares of Stock to be eventually distributed to the Participant, subject to applicable vesting requirements, in accordance with the Plan. The Stock Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other stockholder rights with respect to Stock Units credited under the Plan.

     (j) Restricted Stock Unit Agreements. Each Restricted Stock Unit award granted to an Eligible Director under the Plan shall be evidenced by a writing approved by the Committee and will contain the terms and conditions consistent with the Plan as approved by the Committee relating to the RSUs.

     (k) Plan Construction. By its approval of the Plan, the Board intends that the transactions contemplated by the Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Exchange Act so that, among other transactions, the elective deferrals, the crediting of Stock Units and payment in Stock, and other elections in respect thereof will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act.

11.  Changes in Capital Structure.

     Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property); any exchange of Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Stock; or a sale of substantially all the assets of the Company as an entirety; then the Board shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances proportionately adjust any or all of (a) the number and type of shares of Stock (or other securities or property) that thereafter may be made the subject of Stock Units and Stock Unit Accounts (including the specific maxima and numbers of shares set forth elsewhere in the Plan), (b) the number, amount and type of shares of Stock (or other securities or property) payable in respect of Stock Units, and (c) and the number and type of Stock Units (both credited and vested), and applicable vesting schedule thereof, under the Plan.

     Any rights in respect of cash or any equivalent into which the Stock or rights to receive stock may be or have been converted as a result of an event contemplated by this Section 11 shall include a right to quarterly interest credits based upon the rate (quoted as an annual rate) that is 120% of the federal rate for compounding for the applicable period of time to payment, determined and published by the Secretary of the United States Department of Treasury under Section 1274(d) of the Code, for the month in which interest is credited.

12.  Amendments and Termination.

     Subject to Section 13, the Board shall have the right to amend the Plan (including outstanding awards) in whole or in part from time to time or may at any time suspend or terminate the Plan; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to Stock Units credited to his or her Stock Unit Account. Notwithstanding the foregoing, Participant consent shall not be required to the extent that the Board determines that applicable law requires amendment or termination of the Plan (and/or outstanding awards) to preserve the intended tax benefits to the Participants and the Company hereunder. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants (subject to any applicable consent requirement above) shall be bound thereby upon receipt of notice thereof. Changes contemplated by Section 11 shall not be deemed to constitute changes or amendments for purposes of this Section 12.

13.  Stockholder Approval.

     The Plan shall be subject to approval of the Plan by the stockholders of the Company at the 2004 annual meeting. To the extent required under applicable law, listing agency rule, deemed necessary or advisable by the Board any subsequent amendment to the Plan shall be subject to stockholder approval. Changes contemplated by Section 11 shall not be deemed to constitute changes or amendments for purposes of this Section 13. Without limiting the amendment authority set forth in Section 12, changes specifically contemplated by Section 5 are deemed approved by the stockholders upon their approval of the Plan.

14.  Transfer of Accounts from Former Plan.

     The Stock Units (and dividend equivalents credited with respect thereto) credited to the Stock Unit Account of each Eligible Director who is a Participant in the Former Plan as of the Effective Date will be transferred to a Stock Unit Account under this Plan for such Participant as of such date and thereafter shall be governed by the terms of this Plan. Any deferral election with respect to compensation earned and to be earned in calendar year 2004 filed under the Former Plan shall be effective for the deferral of such compensation under this Plan, and any distribution election and beneficiary designation made by any Participant under the Former Plan with respect to such transferred Stock Units (and dividend equivalents credited with respect thereto) shall remain in effect and apply to such Participant's Accounts and participation under this Plan unless and until the Participant makes a different election in accordance with the terms of this Plan. All Stock Units so transferred shall be fully vested and nonforfeitable.

1.   GENERAL DESCRIPTION......................................................1

2.   DEFINITIONS..............................................................1

3.   EFFECTIVE DATE; DURATION.................................................4

4.   ADMINISTRATION...........................................................4

5.   RESTRICTED STOCK UNITS...................................................5

     (a)      Initial Awards..................................................5

     (b)      Annual Awards...................................................5

     (c)      Maximum Number of Shares; Individual Award Limits...............5

     (d)      Vesting Period..................................................6

     (e)      Acceleration of Vesting.........................................6

     (f)      Distribution Elections..........................................6

6.   DEFERRAL UNITS...........................................................6

     (a)      Deferral of Regular Cash Compensation Into Deferral Units.......6

     (b)      Vesting of Deferral Units.......................................7

     (c)      Deferral Elections..............................................7

7.   DIVIDEND EQUIVALENT UNITS................................................7

8.   RESTRICTIONS, DISTRIBUTIONS AND CHANGES TO DISTRIBUTIONS;
     PAYMENT OF UNITS.........................................................8

     (a)      Time and Manner of Distribution.................................8

     (b)      Change in Time of Distribution..................................9

     (c)      Early Distributions.............................................9

     (d)      Distributions for Unforeseeable Emergencies.....................9

     (e)      Payment of Units................................................9

9.   SHARES SUBJECT TO THE PLAN; SHARE LIMITS................................10

     (a)      Shares Available for Issuance..................................10

     (b)      Share Limits; Cut Backs........................................10

     (c)      Fractional Shares; Minimum Issue...............................10

10.  GENERAL.................................................................10

     (a)      Government and Other Regulations...............................10

     (b)      Tax Withholding................................................11

     (c)      Beneficiaries..................................................11

     (d)      Non-transferability............................................11

     (e)      Expenses.......................................................11

     (f)      Titles and headings............................................11

     (g)      Governing Law..................................................12

     (h)      Limitation on Participants' Rights; Unfunded Plan..............12

     (i)      Rights with Respect to Stock Units.............................12

     (j)      Restricted Stock Unit Agreements...............................12

     (k)      Plan Construction..............................................12

11.  CHANGES IN CAPITAL STRUCTURE............................................12

12.  AMENDMENTS AND TERMINATION..............................................13

13.  STOCKHOLDER APPROVAL....................................................13

14.  TRANSFER OF ACCOUNTS FROM FORMER PLAN...................................14

                               UNOCAL CORPORATION
                    2004 DIRECTORS' DEFERRED COMPENSATION AND
                        RESTRICTED STOCK UNIT AWARD PLAN
             (As Amended and Restated Effective as of May 23, 2005)


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